SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 14, 2005


                              99 CENTS ONLY STORES
               (Exact Name of Registrant as Specified in Charter)


          California                 1-11735              95-2411605
 (State or Other Jurisdiction      (Commission          (IRS Employer
       of Incorporation)           File Number)      Identification No.)


  4000 East Union Pacific Avenue
  City of Commerce, California                                   90023
  (Address of Principal Executive Offices)                    (Zip Code)


  Registrant's telephone number, including area code:  (323) 980-8145



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

     On March 14, 2005, 99 Cents Only Stores (the "Company") entered into an agreement for professional services (the "Agreement") with Stanton Associates, providing for Jeff Kniffin, a partner with Stanton Associates, to assume the role of Interim Chief Financial Officer of the Company on a temporary basis and for another partner, Lewis Stanton, to provide consulting services in connection with such engagement. The Agreement provides for fees in the amount of $50,000 per month to be paid for this engagement. The Agreement is terminable on 30 days' advance notice by either party, or by Stanton Associates as a result of the Company's breach.



Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (c) On March 14, 2005, the Company appointed a new Interim Chief Financial Officer, Jeff Kniffin. A brief description of the agreement between the Company and Stanton Associates providing for Mr. Kniffin's services to the Company is provided in Item 1.01 above and incorporated by reference herein.

     Mr. Kniffin, age 52, has been a partner with Stanton Associates, a management consulting firm, since June 2004. For more than five years prior to that time, he was an independent financial consultant. The Company's press release announcing the appointment of Mr. Kniffin, and providing additional information regarding his business experience, is attached hereto as Exhibit
99.1 and incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits

        Exhibit No.     Description

        99.1            Press release dated March 14, 2005


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 99 CENTS ONLY STORES



Date:  March 18, 2005                            By:  /S/ ERIC SCHIFFER
                                                 ---------------------------
                                                    Eric Schiffer
                                                    Chief Executive Officer


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                                  EXHIBIT INDEX



Exhibit No.     Description

99.1            Press release dated March 14, 2005


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